Phone:	(212) 885-5239
Fax:	(917) 332-3817
Email:	twesle@blankrome.com

January 30, 2007

U.S. Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549
Attn: Filing Desk

Re:

Renaissance Capital Greenwich Funds on
behalf of the IPO Plus Aftermarket Fund

File Nos. 333-21311; 811-8049

Ladies and Gentlemen:

On behalf of Renaissance Capital Greenwich Funds (the “Trust”), attached herewith for filing pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933, as amended (the “1933 Act”), please find Post-Effective Amendment No. 12 to the Trust’s Registration Statement on Form N-1A (“PEA No. 12”).  PEA No. 12 is being filed for the IPO Plus Aftermarket Fund (the “Fund”), a series of shares offered by the Trust, to update the financial information and to make other non-material changes.

We have reviewed the PEA No. 12 filed under Rule 485(b) and, to our knowledge, such filing does not contain any disclosure that would render it ineligible to become effective under paragraph (b) of Rule 485.

Questions concerning this filing may be directed to Mr. Thomas R. Westle at (212) 885-5239 or Rustin I. Paul at (212) 885-5434.

Very truly yours,

/s/  Thomas R. Westle

Thomas R. Westle

Enclosures

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